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                                                                    Exhibit 23.1



                               CONSENT OF COUNSEL



         Phillips McFall McCaffrey McVay & Murrah, P.C., hereby consents to the filing of its opinion of counsel as an exhibit to the Form S-3 Registration Statement of ZymeTx, Inc. (the "Company") for the registration of 2,384,431 shares of common stock, par value $.001 per share, of the Company.

                             PHILLIPS MCFALL MCCAFFREY MCVAY & MURRAH, P.C.


                             /s/ Phillips McFall McCaffrey McVay & Murrah, P.C.



Oklahoma City, Oklahoma
December 3, 1998